$1,300,000,000


	CREDIT AGREEMENT


	dated as of

	December 7, 2004


	among


	The Clorox Company,


	The Banks Listed Herein,

Citicorp USA, Inc. and
JPMorgan Chase Bank, N.A.,
as Administrative Agents,

Citicorp USA, Inc.,
as Servicing Agent,

Wachovia Bank, N.A. and
Bank of America, N.A.,
as Syndication Agents,

and

The Bank of Tokyo-Mitsubishi, Ltd. Seattle Branch,
ING Capital LLC,
BNP Paribas and
Calyon New York Branch,
as Documentation Agents

	_______________________

	Citigroup Global Markets Inc.
and
J.P. Morgan Securities Inc.
	Joint Lead Arrangers and Joint Bookrunners


TABLE OF CONTENTS
	Page
ARTICLE 1
DEFINITIONS
Section 1.01.  Definitions	1
Section 1.02.  Accounting Terms and Determinations	13
Section 1.03.  Types of Borrowing	13
ARTICLE 2
THE CREDITS
Section 2.01.  Commitments to Lend	13
Section 2.02.  Notice of Committed Borrowing	14
Section 2.03.  Competitive Bid Borrowings.	14
Section 2.04.  Notice to Banks; Funding of Loans	18
Section 2.05.  Notes	19
Section 2.06.  Maturity of Loans	20
Section 2.07.  Interest Rates	20
Section 2.08.  Method of Electing Interest Rates	21
Section 2.09.  Fees	23
Section 2.10.  Optional Termination or Reduction of Commitments	23
Section 2.11.  Mandatory Termination of Commitments	23
Section 2.12.  Optional Prepayments	24
Section 2.13.  General Provisions as to Payments	24
Section 2.14.  Funding Losses	25
Section 2.15.  Computation of Interest and Fees	25
Section 2.16.  Regulation D Compensation	25
Section 2.17.  Increased Commitments; Additional Banks	25
Section 2.18.  Letters of Credit.	26
Section 2.19.  Stop Issuance Notice	31
ARTICLE 3
CONDITIONS
Section 3.01.  Effectiveness	32
Section 3.02.  Borrowings and Letters of Credit Issuances	32
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Section 4.01.  Corporate Existence and Power	33
Section 4.02.  Corporate and Governmental Authorization; No
Contravention	33
Section 4.03.  Binding Effect	33
Section 4.04.  Financial Information.	33
Section 4.05.  Litigation	34
Section 4.06.  Compliance with ERISA	34
Section 4.07.  Environmental Matters	35
Section 4.08.  Taxes	35
Section 4.09.  Subsidiaries	35
Section 4.10.  Full Disclosure	35
ARTICLE 5
COVENANTS
Section 5.01. Information	36
Section 5.02.  Maintenance of Property; Insurance	38
Section 5.03.  Conduct of Business and Maintenance of Existence	38
Section 5.04.  Compliance with Laws	38
Section 5.05.  Consolidated Leverage Ratio	38
Section 5.06.  Negative Pledge	39
Section 5.07.  Consolidations, Mergers and Sales of Assets	40
Section 5.08.  Use of Proceeds	40
ARTICLE 6
DEFAULTS
Section 6.01.  Events of Default	40
Section 6.02.  Notice of Default	42
Section 6.03.  Cash Cover	42
ARTICLE 7
THE AGENTS
Section 7.01.  Appointment and Authorization	42
Section 7.02.  Agents and Affiliates	42
Section 7.03.  Action by Administrative Agents and Servicing Agent	43
Section 7.04.  Consultation with Experts	43
Section 7.05.  Liability of Administrative Agents and Servicing Agent	43
Section 7.06.  Indemnification	43
Section 7.07.  Credit Decision	44
Section 7.08.  Successor Agents	44
Section 7.09.  Fees	44
Section 7.10.  Syndication Agents and Documentation Agents	44
ARTICLE 8
CHANGE IN CIRCUMSTANCES
Section 8.01.  Basis for Determining Interest Rate Inadequate or
Unfair	44
Section 8.02.  Illegality	45
Section 8.03.  Increased Cost and Reduced Return	46
Section 8.04.  Taxes	47
Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate
Loans	48
Section 8.06.  Substitution of Bank	49
ARTICLE 9
MISCELLANEOUS
Section 9.01.  Notices	49
Section 9.02.  No Waivers	49
Section 9.03.  Expenses, Documentary Taxes; Indemnification	50
Section 9.04.  Sharing of Set-Offs	50
Section 9.05.  Amendments and Waivers	51
Section 9.06.  Successors and Assigns	51
Section 9.07.  Confidentiality	52
Section 9.08.  Collateral	53
Section 9.09.  Governing Law; Submission to Jurisdiction	53
Section 9.10.  Counterparts; Integration	53
Section 9.11.  WAIVER OF JURY TRIAL	54
Section 9.12.  USA Patriot Act	54

Commitment Schedule
Pricing Schedule
Exhibit A - Note
Exhibit B - Competitive Bid Quote Request
Exhibit C - Invitation for Competitive Bid Quotes
Exhibit D - Competitive Bid Quote
Exhibit E - Opinion of General Counsel for the Borrower
Exhibit F - Opinion of Special Counsel for the Administrative
Agents
Exhibit G - Assignment and Assumption Agreement
Exhibit H - Extension Agreement



AGREEMENT dated as of December 7, 2004 among THE
CLOROX COMPANY, the BANKS listed on the signature pages hereof, CITICORP USA, INC. and JPMORGAN CHASE BANK,
N.A., as Administrative Agents, WACHOVIA BANK, N.A. and
BANK OF AMERICA, N.A., as Syndication Agents, and THE
BANK OF TOKYO-MITSUBISHI, LTD. SEATTLE BRANCH,
ING CAPITAL LLC, BNP PARIBAS and CALYON NEW YORK
BRANCH, as Documentation Agents.

The parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.  Definitions.   The following terms, as used
herein, have the following meanings:
"Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute
Rates pursuant to Section 2.03.
"Additional Bank" has the meaning set forth in Section
2.17(b).
"Additional Year" means a period from one anniversary of the Effective Date to the next anniversary of the Effective Date. "Administrative Agent" means each of Citicorp USA, Inc.
and JPMorgan Chase Bank, N.A. in its capacity as an administrative agent for the Banks hereunder, and its successors in such capacity. "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Servicing Agent, completed by such Bank and submitted to the Servicing Agent (with a copy to the Borrower).
"Agent" means any of the Administrative Agents, the Servicing Agent, the Syndication Agents and the Documentation
Agents, and "Agents" means any two or more of the foregoing, as the context may require.
"Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.
"Applicable Margin" means (i) with respect to any Base
Rate Loan, 0% per annum and (ii) with respect to any Euro-Dollar
Loan, the applicable rate per annum determined in accordance with the Pricing Schedule; provided that at any time at which an Event of Default shall have occurred and be continuing, the Applicable
Margin determined as set forth above shall be increased by 2.00% per annum.
"Assignee" has the meaning set forth in Section 9.06(c).
"Bank" means each bank or other financial institution listed on the signature pages hereof, each Person which becomes a Bank pursuant to Section 8.06 or 9.06(c), and their respective successors. "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Citibank Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.
"Base Rate Loan" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.08(a) or Article 8.


"Benefit Arrangement" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
"Board" means the Board of Governors of the Federal
Reserve System of the United States.
"Borrower" means The Clorox Company, a Delaware corporation, and its successors.
"Borrower's 2004 Form 10-K" means the Borrower's annual report on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
"Borrowing" has the meaning set forth in Section 1.03.
"Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close; provided, however, that when used in connection with a Euro-Dollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.
"Citibank Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City; each change in the Citibank Rate shall be effective on the date such change is publicly announced.
"Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule and (ii) with respect to any Assignee which becomes a Bank pursuant to Section 9.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.10 or 9.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.
"Commitment Schedule" means the Commitment Schedule attached hereto.
"Committed Loan" means a loan made pursuant to Section
2.01; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
"Competitive Bid Absolute Rate" has the meaning set forth in Section 2.03(d).
"Competitive Bid Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.
"Competitive Bid Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Servicing Agent; provided that any Bank may from time to time by notice to the Borrower and the Servicing Agent designate separate Competitive
Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid
Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.
"Competitive Bid LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)). "Competitive Bid Loan" means a Competitive Bid LIBOR
Loan or a Competitive Bid Absolute Rate Loan.
"Competitive Bid Margin" has the meaning set forth in
Section 2.03(d).
"Competitive Bid Quote" means an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.03.
"Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.
"Consolidated Net Earnings" means, for any period, the consolidated total net earnings of the Borrower and its Consolidated Subsidiaries for such period.
"Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.
"Consolidated Interest Expense" means, for any period, the net interest expense of the Borrower and its Consolidated
Subsidiaries, determined on a consolidated basis for such period. "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary gain or loss.
"Consolidated Net Sales" means, for any period, the consolidated total net sales of the Borrower and its Consolidated Subsidiaries for such period.
"Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.
"Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date. "Consolidated Total Assets" means, at any date, the consolidated total assets of the Borrower and its Consolidated Subsidiaries at such date.
"Credit Exposure" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the sum of the aggregate outstanding principal amount of its Loans and the aggregate amount of its Letter of Credit Liabilities at such time.
"Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,
(iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person; provided that Debt of the Borrower shall not include the Borrower's obligations to make payments of principal and interest to the lessee under a "safe harbor lease" (as defined in Section 168(f)(8) of the Internal Revenue Code of 1954, as amended through 1986) to the extent that such obligations (x) are offset by the lessee's obligations to make rental payments to the Borrower in the same amounts and on the same dates and (y) are not payable if the lessee fails to make such offsetting payments.
"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default. "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, forward purchase, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction
(including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. "Documentation Agents" means The Bank of Tokyo-
Mitsubishi, Ltd. Seattle Branch,ING Capital LLC, BNP Paribas and
Calyon New York Branch, in their capacity as documentation agents in respect of this Agreement.

"Domestic Lending Office" means, as to each Bank, its
office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Servicing Agent.
"Effective Date" means the date this Agreement becomes
effective in accordance with Section 3.01.
"Environmental Laws" means any and all federal, state,
local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the
manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
"ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.
"ERISA Group" means the Borrower, any Subsidiary and
all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code. "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch, or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Servicing Agent.
"Euro-Dollar Loan" means a Committed Loan which bears
interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.
"Euro-Dollar Rate" means a rate of interest determined
pursuant to Section 2.07(b) on the basis of a London Interbank
Offered Rate.
"Euro-Dollar Reserve Percentage" means, for any day, that
percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve
System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in
New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).
"Event of Default" has the meaning set forth in Section
6.01.
"Facility Fee Rate" means a rate per annum determined
daily in accordance with the Pricing Schedule.
"Federal Funds Rate" means, for any day, the rate per
annum (rounded upward, if necessary, to the nearest 1/100th of 1%)
equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the
Federal Reserve Bank of New York on the Business Day next
succeeding such day, provided that (i) if such day is not a Business
Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds
Rate for such day shall be the average rate quoted to Citibank, N.A.
on such day on such transactions as determined by the Servicing
Agent.
"Fitch" means Fitch, Inc.
"Fixed Rate Loans" means Euro-Dollar Loans or
Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.
"Group of Loans" means, at any time, a group of Loans
consisting of (i) all Committed Loans which are Base Rate Loans at such time and (ii) all Euro-Dollar Loans having the same Interest
Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan
pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.
"Guarantee" by any Person means any obligation,
contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt
(whether arising by virtue of partnership arrangements, by
agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
"Increased Commitments" has the meaning set forth in
Section 2.17(a).
"Indemnitee" has the meaning set forth in Section 9.03(b).
"Interest Period" means: (1) with respect to each Euro-
Dollar Loan, the period commencing on the date of borrowing
specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:
(a)	any Interest Period which would otherwise
end on a day which is not a Business Day shall be extended
to the next succeeding Business Day unless such Business
Day falls in another calendar month, in which case such
Interest Period shall end on the next preceding Business Day;
(b)	any Interest Period which begins on the last
Business Day of a calendar month (or on a day for which
there is no numerically corresponding day in the calendar
month at the end of such Interest Period) shall, subject to
clause 1(c) below, end on the last Business Day of a calendar month; and
(c)	no Interest Period may end after the
Termination Date.
(2)	with respect to each Competitive Bid LIBOR Loan, the
period commencing on the date of borrowing specified in the
applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with
Section 2.03; provided that:
(a)	any Interest Period which would otherwise
end on a day which is not a Business Day shall be extended
to the next succeeding Business Day unless such Business
Day falls in another calendar month, in which case such
Interest Period shall end on the next preceding Business Day;
(b)	any Interest Period which begins on the last
Business Day of a calendar month (or on a day for which
there is no numerically corresponding day in the calendar
month at the end of such Interest Period) shall, subject to
clause 2(c) below, end on the last Business Day of a calendar month; and
(c)	no Interest Period may end after the
Termination Date; and
(3)	with respect to each Competitive Bid Absolute Rate
Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:
(a)	any Interest Period which would otherwise
end on a day which is not a Business Day shall, subject to
clause 3(b) below, be extended to the next succeeding
Business Day; and
(b)	no Interest Period may end after the
Termination Date.
"Internal Revenue Code" means the Internal Revenue Code
of 1986, as amended, or any successor statute.
"Issuing Banks" means Citibank, N.A. and any other Bank
that may agree to issue letters of credit hereunder pursuant to an instrument in form satisfactory to the Servicing Agent, in each case as issuer of a letter of credit hereunder.
"Letter of Credit" means a letter of credit issued or to be
issued hereunder by an Issuing Bank.
"Letter of Credit Liabilities" means, for any Bank and at
any time, such Bank's ratable participation in the sum of (x) the aggregate amount then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.
"Letter of Credit Termination Date" means the tenth
Business Day prior to the Termination Date.
"LIBOR Auction" means a solicitation of Competitive Bid
Quotes setting forth Competitive Bid Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, the
Borrower or any Subsidiary shall be deemed to own subject to a
Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
"Loan" means a Committed Loan or a Competitive Bid Loan
and "Loans" means Committed Loans or Competitive Bid Loans or any combination of the foregoing.
"London Interbank Offered Rate" has the meaning set
forth in Section 2.07(b).
"Margin Regulations" means Regulations G, T, U and X of
the Board, as in effect from time to time.
"Material Debt" means Debt (other than the Notes) of the
Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal or face amount exceeding $30,000,000.
"Material Financial Obligations" means a principal or face
amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $30,000,000.
"Material Plan" means at any time a Plan or Plans having
aggregate Unfunded Liabilities in excess of $75,000,000.
"Material Subsidiary" means any Subsidiary with net sales
in excess of 10% of Consolidated Net Sales or net earnings in excess of 10% of Consolidated Net Earnings for the most recently
completed fiscal year or total assets in excess of 10% of
Consolidated Total Assets at the end of such fiscal year; provided that if the aggregate amount of net earnings, net sales or total assets (as of the end of, or for, the most recently completed fiscal year) of all of the Subsidiaries that are not Material Subsidiaries as defined above exceeds either 10% of Consolidated Net Earnings, 10% of
Consolidated Net Sales or 10% of Consolidated Total Assets (as set
forth in the most recent financial statements provided by the
Borrower pursuant to Section 4.04(a) or Section 5.01(a)), the
Required Banks may, by notice to the Borrower, designate one or more additional Subsidiaries as Material Subsidiaries until, after giving effect to such designations, the aggregate amount of net earnings, net sales or total assets (as of the end of, or for, the most recently completed fiscal year) of all of the Subsidiaries that are not Material Subsidiaries no longer exceeds, either, 10% of
Consolidated Net Earnings, 10% of Consolidated Net Sales or 10%
of Consolidated Total Assets (as set forth in such financial statements).  At the date of this Agreement, the Material Subsidiaries are (i) The Clorox Sales Company, (ii) The Kingsford Products
Company, (iii) The Glad Products Company, (iv) The HV Food
Products Company, (v) Glad Manufacturing Company and (vi) The
Clorox International Company.
"Multiemployer Plan" means at any time an employee
pension benefit plan within the meaning of Section 4001(a)(3) of
ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA
Group during such five year period.
"Notes" means promissory notes of the Borrower,
substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.
"Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02 or a Notice of Competitive
Bid Borrowing (as defined in Section 2.03(f)).
"Notice of Interest Rate Election" has the meaning set forth in Section 2.08.
"Notice of Issuance" has the meaning set forth in Section
2.18(b).
"Outstanding Committed Amount" means, with respect to
any Bank at any time, the sum of (i) the aggregate outstanding principal amount of its Committed Loans at such time and (ii) the aggregate amount of its Letter of Credit Liabilities at such time, determined at such time after giving effect to any prior assignments by or to such Bank pursuant to Section 9.06(c).
"Parent" means, with respect to any Bank, any Person
controlling such Bank.
"Participant" has the meaning set forth in Section 9.06(b).
"PBGC" means the Pension Benefit Guaranty Corporation
or any entity succeeding to any or all of its functions under ERISA. "Percentage" means, with respect to any Bank at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time.  At any time after the Commitments shall have terminated, the term "Percentage" shall refer to a Bank's Percentage immediately before such termination, adjusted to reflect any subsequent
assignments pursuant to Section 9.06(c).
"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
"Plan" means at any time an employee pension benefit plan
(other than a Multiemployer Plan) which is covered by Title IV of
ERISA or subject to the minimum funding standards under Section
412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any
Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the
ERISA Group.
"Pricing Schedule" means the Schedule attached hereto
identified as such.
"Quarterly Payment Dates" means each March 31, June 30,
September 30 and December 31.
"Reference Banks" means the principal London offices of
Citibank, N.A. and JPMorgan Chase Bank, N.A.
"Regulation U" means Regulation U of the Board, as in
effect from time to time.
"Reimbursement Obligation" has the meaning specified in
Section 2.18(c).
"Required Banks" means at any time Banks having more
than 50% of the aggregate amount of the Credit Exposures.
"S&P" means Standard & Poor's Ratings Group.
"Servicing Agent" means Citigroup USA, Inc. in its capacity
as servicing agent for the Banks hereunder, and its successors in such capacity.
"Stop Issuance Notice" has the meaning set forth in Section
2.19.
"Subsidiary" means any corporation or other entity of which
securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.
"Syndication Agents" means Wachovia Bank, N.A. and
Bank of America, N.A., in their capacity as syndication agents in respect of this Agreement.
"Termination Date" means December 7, 2009, as such date
may be extended from time to time pursuant to Section 2.01(b) or, if such day is not a Business Day, the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Business Day.
"Total Outstanding Amount" means, at any time, the sum
of (i) the aggregate outstanding principal amount of the Loans
(including both Committed Loans and Competitive Bid Loans) and
(ii) the aggregate Letter of Credit Liabilities of all Banks determined at such time after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans.
"Type" means the pricing option of a Loan (i.e., whether
such Loan is a Base Rate Loan, a Euro-Dollar Loan or a Competitive
Bid Loan).
"Unfunded Liabilities" means, with respect to any Plan at
any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA
(excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of
ERISA.
"United States" means the United States of America,
including the States and the District of Columbia, but excluding its territories and possessions.
"Wholly-Owned Consolidated Subsidiary" means any
Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares)
are at the time directly or indirectly owned by the Borrower.
Section 1.02.  Accounting Terms and Determinations.
Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its
Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agents that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agents notify the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.
Section 1.03.  Types of Borrowing.  The term "Borrowing"
denotes (i) the aggregation of Loans made or to be made to the
Borrower pursuant to Article 2 on the same day, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (ii) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes of this Agreement either (i) by reference to the pricing of Loans comprising such Borrowing (e.g., a
"Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar
Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing"
is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Competitive Bid
Borrowing" is a Borrowing under Section 2.03 in which one or more
Banks participate on the basis of their bids).
ARTICLE 2
THE CREDITS
Section 2.01.  Commitments to Lend.  (a) Committed Loans.
Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this
Section from time to time prior to the Termination Date; provided that, immediately after each such loan is made: (i) the Outstanding Committed Amount of such Bank at any one time outstanding shall not exceed the amount of its Commitment and (ii) the Total
Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective
Commitments.  Within the foregoing limits, the Borrower may
borrow under this Section, repay, or to the extent permitted by
Section 2.12, prepay Loans and reborrow at any time prior to the
Termination Date.
(b)	Extension of Commitments.  The Borrower may, upon
not less than 45 days but no earlier than 60 days notice prior to the then current Termination Date to the Servicing Agent (which shall notify each Bank of receipt of such request), propose to extend the Termination Date for an additional one-year period measured from the Termination Date then in effect.  Each Bank shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Bank), by notice to the Borrower and the Servicing Agent not more than 45 days nor less than 28 days prior to the then current Termination Date.  Subject to the execution by the Borrower, the Administrative Agents and such
Banks of a duly completed Extension Agreement in substantially the form of Exhibit H, the Termination Date applicable to the
Commitment of each Bank so affirmatively notifying the Borrower and the Servicing Agent shall be extended for the period specified above; provided that the Termination Date shall not be extended unless Banks having at least 66 2/3% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments.  Any Bank which does not give such notice to the Borrower and the Servicing
Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Bank shall terminate on, and each of its outstanding Loans shall mature on a date no later than, the Termination Date determined without giving effect to such requested extension. The Borrower shall have the right, with the assistance of the Administrative Agents, to seek a mutually satisfactory substitute bank or banks or other financial institution (which may be, but need not be, an extending Bank) to replace a non-extending Bank.
Section 2.02.  Notice of Committed Borrowing.  The
Borrower shall give the Servicing Agent notice (a "Notice of
Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Business Day before each Euro-Dollar Borrowing, specifying:
(i)	the date of such Borrowing, which shall be a
Business Day,
(ii)	the aggregate amount of such Borrowing,
(iii)	whether the Loans comprising such
Borrowing are to be Base Rate Loans or Euro-Dollar Loans,
and
(iv)	in the case of a Euro-Dollar Borrowing, the
duration of the initial Interest Period applicable thereto,
subject to the provisions of the definition of Interest Period.
Section 2.03.  Competitive Bid Borrowings.
(a)	The Competitive Bid Option.  In addition to Committed
Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Competitive Bid Loans to the Borrower.  The
Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.
(b)	Competitive Bid Quote Request.  When the Borrower
wishes to request offers to make Competitive Bid Loans under this
Section, it shall transmit to the Servicing Agent a Competitive Bid
Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x)
the fifth Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Servicing Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or
Absolute Rate Auction for which such change is to be effective)
specifying:
(i)	the proposed date of Borrowing, which shall
be a Business Day,
(ii)	the aggregate amount of such Borrowing,
which shall be $10,000,000 or a larger multiple of
$1,000,000 and which shall not exceed the aggregate amount
of the unused Commitments,
(iii)	the duration of the Interest Period applicable
thereto, subject to the provisions of the definition of Interest
Period, and
(iv)	whether the Competitive Bid Quotes
requested are to set forth a Competitive Bid Margin or a
Competitive Bid Absolute Rate.
The Borrower may request offers to make Competitive Bid
Loans for more than one Interest Period in a single Competitive Bid
Quote Request.  No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the
Borrower and the Servicing Agent may agree) of any other
Competitive Bid Quote Request.
(c)	Invitation for Competitive Bid Quotes.  Promptly upon
receipt of a Competitive Bid Quote Request, the Servicing Agent
shall send to the Banks an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive
Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
Section.
(d)	Submission and Contents of Competitive Bid Quotes.
(i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote
must comply with the requirements of this subsection (d) and must be submitted to the Servicing Agent at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Business Day prior to the proposed date of
Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New
York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Servicing Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or
Absolute Rate Auction for which such change is to be effective);
provided that Competitive Bid Quotes submitted by the Servicing
Agent (or any affiliate of the Servicing Agent) in the capacity of a
Bank may be submitted, and may only be submitted, if the Servicing
Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein at least one hour before the deadline applicable to other Banks, in the case of a LIBOR Auction or 15 minutes before the deadline applicable to other Banks, in the case of an Absolute Rate Auction.  Subject to Articles 3 and 6, any
Competitive Bid Quote so made shall be irrevocable except with the written consent of the Servicing Agent given on the instructions of the Borrower.
(i)	Each Competitive Bid Quote shall be in
substantially the form of Exhibit D hereto and shall in any
case specify:
(A)	the proposed date of Borrowing,
(B)	the principal amount of the
Competitive Bid Loan for which each such offer is
being made, which principal amount (w) may be
greater than or less than the Commitment of the
quoting Bank, (x) must be $5,000,000 or a larger
multiple of $1,000,000, (y) may not exceed the
principal amount of Competitive Bid Loans for
which offers were requested and (z) may be subject
to an aggregate limitation as to the principal amount
of Competitive Bid Loans for which offers being
made by such quoting Bank may be accepted,
(C)	in the case of a LIBOR Auction, the
margin above or below the applicable London
Interbank Offered Rate (the "Competitive Bid
Margin") offered for each such Competitive Bid
Loan, expressed as a percentage (specified to the
nearest 1/10,000th of 1%) to be added to or
subtracted from such base rate,
(D)	in the case of an Absolute Rate
Auction, the rate of interest per annum (specified to
the nearest 1/10,000th of 1%) (the "Competitive Bid
Absolute Rate") offered for each such Competitive
Bid Loan, and
(E)	the identity of the quoting Bank.
A Competitive Bid Quote may set forth up to five separate
offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.
(ii)	Any Competitive Bid Quote shall be
disregarded if it:
(A)	is not substantially in conformity
with Exhibit D hereto or does not specify all of the
information required by subsection (d)(i);
(B)	contains qualifying, conditional or
similar language;
(C)	proposes terms other than or in
addition to those set forth in the applicable Invitation
for Competitive Bid Quotes; or
(D)	arrives after the time set forth in
subsection (d)(i).
(e)	Notice to Borrower.  The Servicing Agent shall
promptly notify the Borrower of the terms (x) of any Competitive
Bid Quote submitted by a Bank that is in accordance with subsection
(d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid
Quote Request.  Any such subsequent Competitive Bid Quote shall be disregarded by the Servicing Agent unless such subsequent
Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.  The Servicing Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been
received for each Interest Period specified in the related Competitive
Bid Quote Request, (B) the respective principal amounts and
Competitive Bid Margins or Competitive Bid Absolute Rates, as the
case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.
(f)	Acceptance and Notice by Borrower.  Not later than
10:30 A.M. (New York City time) on (x) the third Business Day prior to the proposed date of Borrowing, in the case of a LIBOR
Auction or (y) the proposed date of Borrowing, in the case of an
Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Servicing Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or
Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Servicing Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e).
In the case of acceptance, such notice (a "Notice of Competitive
Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:
(i)	the aggregate principal amount of each
Competitive Bid Borrowing may not exceed the applicable
amount set forth in the related Competitive Bid Quote
Request,
(ii)	the principal amount of each Competitive Bid
Borrowing must be $10,000,000 or a larger multiple of
$1,000,000,
(iii)	acceptance of offers may only be made on the
basis of ascending Competitive Bid Margins or Competitive
Bid Absolute Rates, as the case may be,
(iv)	the Borrower may not accept any offer that is
described in subsection (d)(ii) or that otherwise fails to
comply with the requirements of this Agreement, and
(v)	immediately after such Competitive Bid
Borrowing is made, the Total Outstanding Amount shall not
exceed the aggregate amount of the Commitments.
(g)	Allocation by Servicing Agent.  If offers are made by
two or more Banks with the same Competitive Bid Margins or
Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Servicing Agent among such
Banks as nearly as possible (in multiples of $1,000,000, as the
Servicing Agent may deem appropriate) in proportion to the
aggregate principal amounts of such offers. Determinations by the Servicing Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.
Section 2.04.  Notice to Banks; Funding of Loans.  (a) Upon
receipt of a Notice of Borrowing, the Servicing Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.
(b)	Not later than 2:00 P.M. (New York City time) on the
date of each Borrowing, each Bank participating therein shall
(except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Servicing Agent at its address specified in or pursuant to Section 9.01. Unless the Servicing Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Servicing Agent will make the funds so received from the Banks available to the Borrower at the Servicing
Agent's aforesaid address.
(c)	Unless the Servicing Agent shall have received notice
from a Bank prior to the date of any Borrowing that such Bank will not make available to the Servicing Agent such Bank's share of such Borrowing, the Servicing Agent may assume that such Bank has made such share available to the Servicing Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Servicing Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding
amount.  If and to the extent that such Bank shall not have so made such share available to the Servicing Agent, such Bank and the
Borrower severally agree to repay to the Servicing Agent forthwith on demand such corresponding amount together with interest
thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Servicing
Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Servicing Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this
Agreement.
Section 2.05.  Notes.  (a) Each Bank may, by notice to the
Borrower and the Administrative Agents, request (i) that its Loans be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans or (ii)
that its Loans of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such
Loans.  Each such Note shall be promptly furnished to the requesting
Bank and shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.
(b)	Each Bank shall record the date, amount, Type and
maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes.  Each Bank is hereby irrevocably authorized by the
Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.
Section 2.06.  Maturity of Loans.  (a) Each Committed Loan
shall mature, and the principal amount thereof shall be due and payable (together with accrued interest thereon), on the Termination
Date.
(b)	Each Competitive Bid Loan included in any
Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable (together with accrued interest thereon), on the last day of the Interest Period applicable to such Competitive Bid Borrowing.
Section 2.07.  Interest Rates.  (a)  Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin plus the Base
Rate for such day.  Such interest shall be payable quarterly in arrears on each Quarterly Payment Date.  Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.
(b)	Each Euro-Dollar Loan shall bear interest on the
outstanding principal amount thereof, for each day during each
Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London
Interbank Offered Rate for such Interest Period.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.
The "London Interbank Offered Rate" applicable to any
Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M.
(London time) two Business Days before the first day of such
Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.
(c)	Any overdue principal of or interest on any Euro-
Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but
excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the London Interbank Offered Rate applicable to such Loan at the date such payment was due plus the Applicable Margin (determined for this purpose without giving effect to the proviso to the definition of such term) and (ii)
the sum of the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than three months as the Servicing Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the
applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage plus the Applicable Margin
(determined for this purpose without giving effect to the proviso to the definition of such term) (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).
(d)	Subject to Section 8.01, each Competitive Bid LIBOR
Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest
Period (determined in accordance with Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-
Dollar Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section
2.03.  Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive
Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.
(e)	The Servicing Agent shall determine each interest rate
applicable to the Loans hereunder.  The Servicing Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(f)	Each Reference Bank party hereto agrees to use its best
efforts to furnish quotations to the Servicing Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Servicing Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.
Section 2.08.  Method of Electing Interest Rates.  (a) The
Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing.  Thereafter, the
Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section
2.08(d) and the provisions of Article 8, as follows):
(i)	if such Loans are Base Rate Loans, the
Borrower may elect to convert such Loans to Euro-Dollar
Loans as of any Business Day; and
(ii)	if such Loans are Euro-Dollar Loans, the
Borrower may elect to convert such Loans to Base Rate
Loans as of any Business Day or to continue such Loans as
Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 if any such conversion is effective on any day other than the last day of an Interest Period applicable to
such Loans.
Each such election shall be made by delivering a notice (a
"Notice of Interest Rate Election") to the Servicing Agent not later than 10:30 A.M. (New York City time) on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar
Loans, the Borrower shall be deemed to have elected that such
Group of Loans be converted to Base Rate Loans at the end of such
Interest Period.
(b)	Each Notice of Interest Rate Election shall specify:
(i)	the Group of Loans (or portion thereof) to
which such notice applies;
(ii)	the date on which the conversion or
continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.08(a)
above;
(iii)	if the Loans comprising such Group are to be
converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the
duration of the next succeeding Interest Period applicable
thereto; and
(iv)	if such Loans are to be continued as
Euro-Dollar Loans for an additional Interest Period, the
duration of such additional Interest Period.
Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest
Period.
(c)	Promptly after receiving a Notice of Interest Rate
Election from the Borrower pursuant to Section 2.08(a) above, the Servicing Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.
(d)	The Borrower shall not be entitled to elect to convert
any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than
$10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Servicing
Agent.
(e)	If any Committed Loan is converted to a different Type
of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.
(f)	A conversion or continuation pursuant to this Section
2.08 is not a Borrowing.
Section 2.09.  Fees.  (a) The Borrower shall pay to the
Servicing Agent for the account of the Banks ratably in proportion to their Credit Exposures a facility fee at the Facility Fee Rate
(determined daily in accordance with the Pricing Schedule) on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue from and including the Effective Date to but excluding the date on which the Credit Exposures are reduced to zero.
(b)	The Borrower shall pay (i) to the Servicing Agent on
behalf of the Banks a Letter of Credit Fee (determined daily in accordance with the Pricing Schedule) accruing daily on the
aggregate undrawn amount of all outstanding Letters of Credit and
(ii) to each Issuing Bank for its own account a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at such rate per annum as may be mutually agreed between the
Borrower and such Issuing Bank from time to time.
(c)	Accrued fees under this Section shall be payable
quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the date hereof, and ending on the date on which the Credit Exposures are reduced to zero.
Section 2.10.  Optional Termination or Reduction of
Commitments.  The Borrower may, upon at least three Business
Days' notice to the Servicing Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time the aggregate amount of the Commitments in excess of the Total
Outstanding Amount; provided that each such reduction shall reduce the Commitments by an aggregate amount of $5,000,000 (or any larger multiple of $1,000,000).
Section 2.11.  Mandatory Termination of Commitments.  The
Commitments shall terminate on the Termination Date and any
Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.
Section 2.12.  Optional Prepayments.  (a) Subject in the case of any Fixed Rate Borrowing to Section 2.14, the Borrower may,
upon at least one Business Day's notice to the Servicing Agent, prepay any Group of Base Rate Loans (or any Competitive Bid
Borrowing bearing interest at the Base Rate pursuant to Section
8.01(a)) or upon at least three Business Days' notice to the Servicing Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts
aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).
(b)	Except as provided in subsection (a) above the
Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.
(c)	Upon receipt of a notice of prepayment pursuant to this
Section, the Servicing Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.
Section 2.13.  General Provisions as to Payments.  (a) The
Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York
City time) on the date when due, in Federal or other funds
immediately available in New York City, without set-off or
counterclaim, to the Servicing Agent at its address referred to in
Section 9.01.  The Servicing Agent will promptly distribute to each
Bank its ratable share of each such payment received by the
Servicing Agent for the account of the Banks.  Whenever any
payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business
Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business
Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day.  Whenever any payment of
principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(b)	Unless the Servicing Agent shall have received notice
from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Servicing Agent may assume that the Borrower has made such payment in full to the Servicing Agent on such date and the
Servicing Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Servicing Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Servicing Agent, at the Federal Funds
Rate.
Section 2.14.  Funding Losses.  If the Borrower makes any
payment of principal with respect to any Fixed Rate Loan or any
Fixed Rate Loan is converted to a different Type of Loan (whether such payment or conversion is pursuant to Article 2, 6, or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.04(a), 2.08(c)
or 2.12(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or, subject to Section 9.06(e), by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue;
provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.
Section 2.15.  Computation of Interest and Fees.  Interest
based on the Citibank Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
Section 2.16.  Regulation D Compensation.  Each Bank may
require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum
determined by such Bank up to but not exceeding the excess of
(i)(A) the applicable London Interbank Offered Rate divided by (B)
one minus the Euro-Dollar Reserve Percentage over (ii) the
applicable London Interbank Offered Rate.  Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Servicing Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.
Section 2.17.  Increased Commitments; Additional Banks.
(a) Subsequent to the Effective Date, the Borrower may, upon at least 30 days' notice to the Servicing Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not to exceed $450,000,000 (the amount of any such increase, the "Increased Commitments"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Servicing Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then
existing.
(b)	If any Bank party to this Agreement shall not elect to
increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another lender or other lenders (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such lender that is an existing Bank, increase its Commitment and (ii) in the case of any other such lender (an "Additional Bank"), become a party to this Agreement.
The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the
Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.
(c)	An increase in the aggregate amount of the
Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Servicing Agent of an agreement in form and substance satisfactory to the Servicing Agent signed by the
Borrower, by each Additional Bank and by each other Bank whose
Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional
Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of
appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Servicing Agent may reasonably request.
(d)	Upon any increase in the aggregate amount of the
Commitments pursuant to this Section 2.17 that is not pro rata among all Banks, within five Business Days, in the case of any
Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.
Section 2.18.  Letters of Credit.
(a)	Commitment to Issue Letters of Credit.  Subject to the
terms and conditions hereof, and so long as no Stop Issuance Notice is in effect, each Issuing Bank in reliance upon the agreements of the other Banks set forth in this Section 2.18 agrees to issue Letters of Credit from time to time before the Letter of Credit Termination
Date upon the request of the Borrower; provided that immediately after each Letter of Credit is issued (x) the Total Outstanding
Amount shall not exceed the aggregate amount of the Commitments and (y) the aggregate amount of the Letter of Credit Liabilities of all Banks shall not exceed $100,000,000; and provided further that if (i)
the Termination Date has been extended as to some but not all Banks pursuant to Section 2.01(b) and (ii) the Borrower requests the issuance of a Letter of Credit which expires later than the Letter of Credit Termination Date in effect prior to such extension, then compliance with clause (x) above shall be determined solely with reference to the Banks whose Commitments have been so extended.
Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have
purchased from the Issuing Bank, a participation in such Letter of
Credit and the related Letter of Credit Liabilities in the proportion its respective Commitment bears to the aggregate Commitments. Each
Bank acknowledges and agrees that its obligation to acquire
participations pursuant to this paragraph in respect of Letters of
Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(b)	Method for Issuance; Terms; Extensions.
(i)	The Borrower shall give the Issuing Bank
selected by it notice at least three Business Days (or such
shorter notice as may be acceptable to the Issuing Bank in its discretion) prior to the requested date of issuance or
extension of a Letter of Credit specifying the date such Letter of Credit is to be issued or extended, and describing the
terms of such Letter of Credit and the nature of the
transactions to be supported thereby in reasonable detail
(such notice, a "Notice of Issuance").  Upon receipt of a
Notice of Issuance, the Issuing Bank shall promptly notify
the Servicing Agent, and the Servicing Agent shall promptly
notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit.
(ii)	The obligation of the Issuing Bank to issue
each Letter of Credit shall, in addition to the conditions
precedent set forth in Section 3.02, be subject to the
conditions precedent that such Letter of Credit shall be in
such form and contain such terms as shall be satisfactory to the Issuing Bank and the Borrower.  The Borrower shall also
pay to the Issuing Bank for its own account issuance,
drawing, amendment and extension charges in the amounts
and at the times as agreed between the Borrower and the
Issuing Bank.
(iii)	The renewal of any Letter of Credit shall be
deemed to be an issuance of such Letter of Credit, and if any
Letter of Credit contains a provision pursuant to which it is deemed to be renewed unless notice of termination is given
by the Issuing Bank, the Issuing Bank shall give such notice of termination if and only if (x) the Issuing Bank is so
instructed by the Borrower in writing not less than three
Business Days prior to the deadline for doing so, (y) a Stop
Issuance Notice is in effect or (z) the extended term of such
Letter of Credit would end after the Letter of Credit
Termination Date.  No Letter of Credit shall have a term
extending or extendible beyond the Letter of Credit
Termination Date.
(c)	Payments; Reimbursement Obligations.
(i)	Upon receipt from the beneficiary of any
Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Servicing Agent and the Servicing Agent shall promptly notify the Borrower
and each other Bank as to the amount to be paid as a result of such demand or drawing and the date such payment is to be
made by the Issuing Bank (the "Payment Date").  The
Borrower shall be irrevocably and unconditionally obligated
to reimburse the Issuing Bank for any amounts paid by the
Issuing Bank upon any drawing under any Letter of Credit,
without presentment, demand, protest or other formalities of any kind.  Such reimbursement shall be due from the
Borrower on the date of receipt by it of notice from the
Issuing Bank of its obligation to make such payment (or, if
such notice is received by the Borrower after 1:00 P.M. (New
York time) on any date, on the next succeeding Business
Day); provided that if and to the extent any such
reimbursement is not made by the Borrower in accordance
with this clause (i) or clause (ii) on the Payment Date, then (irrespective of when notice thereof is received by the
Borrower), such reimbursement obligation shall bear interest, payable on demand, for each day from and including the
Payment Date to but not including the date such
reimbursement obligation is paid in full at a rate per annum equal to the rate applicable to Base Rate Loans for such day.
(ii)	All such amounts paid by the Issuing Bank
and remaining unpaid by the Borrower (a "Reimbursement
Obligation") shall, if and to the extent that the amount of
such Reimbursement Obligation would be permitted as a
Borrowing pursuant to Section 2.01, and unless the Borrower
otherwise instructs the Servicing Agent by not less than one
Business Day's prior notice, convert automatically to Base
Rate Loans on the date such Reimbursement Obligation
arises.  The Servicing Agent shall, on behalf of the Borrower
(which hereby irrevocably directs the Servicing Agent so to
act on its behalf), give notice no later than 11:00 a.m. (New
York time) on such date requesting each Bank to make, and
each Bank hereby agrees to make, a Base Rate Loan, in an
amount equal to such Bank's Percentage of the
Reimbursement Obligation with respect to which such notice
relates.  Each Bank shall make such Loan available to the
Servicing Agent at its address referred to in Section 9.01 in immediately available funds, not later than 1:00 p.m. (New
York time), on the date specified in such notice.  The
Servicing Agent shall pay the proceeds of such Loans to the
Issuing Bank, which shall immediately apply such proceeds
to repay the Reimbursement Obligation.
(iii)	To the extent the Reimbursement Obligation
is not refinanced by a Bank pursuant to clause (ii) above,
such Bank will pay to the Servicing Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's
demand at any time during the period commencing after such
Reimbursement Obligation arises until reimbursement
therefor in full by the Borrower, an amount equal to such
Bank's Percentage of such Reimbursement Obligation,
together with interest on such amount for each day from the
date of the Issuing Bank's demand for such payment (or, if
such demand is made after 1:00 P.M. (New York time) on
such date, from the next succeeding Business Day) to the
date of payment by such Bank of such amount at a rate of
interest per annum equal to the Federal Funds Rate for the
first three Business Days after the date of such demand and
thereafter at a rate per annum equal to the Base Rate for each additional day.  The Issuing Bank will pay to each Bank
ratably all amounts received from the Borrower for
application in payment of its Reimbursement Obligations in
respect of any Letter of Credit, but only to the extent such
Bank has made payment to the Issuing Bank in respect of
such Letter of Credit pursuant hereto.
(iv)	In the event that any payment of any
Reimbursement Obligation by the Borrower to any Issuing
Bank is required to be returned to the Borrower (x) if and to the extent the Banks shall have previously funded their
participations in such Reimbursement Obligation pursuant to
clause (iii) above, each Bank shall return to the Issuing Bank any portion of such payment previously distributed to it by
the Issuing Bank and (y) if and to the extent the Banks shall not have previously funded such Reimbursement Obligation,
the Banks obligations under clause (iii) above shall apply as if such Reimbursement Obligation were due but not paid at
such time.
(v)	To the extent there is a conflict between this
Agreement and any Issuing Bank's application,
reimbursement agreement or related document or agreement,
the terms of this Agreement shall govern.
(d)	Obligations Absolute.  The obligations of the Borrower
and each Bank under subsection (c) above shall be absolute,
unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the
following circumstances:
(i)	any lack of validity or enforceability of this
Agreement or any Letter of Credit or any document related
hereto or thereto;
(ii)	any amendment or waiver of or any consent to
departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or
thereto;
(iii)	the use which may be made of the Letter of
Credit by, or any acts or omission of, a beneficiary of a
Letter of Credit (or any Person for whom the beneficiary may be acting);
(iv)	the existence of any claim, set-off, defense or
other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Bank (including the Issuing
Bank) or any other Person, whether in connection with this
Agreement or the Letter of Credit or any document related
hereto or thereto or any unrelated transaction;
(v)	any statement or any other document
presented under a Letter of Credit proving to be forged,
fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(vi)	payment under a Letter of Credit against
presentation to the Issuing Bank of documents that do not
comply with the terms of such Letter of Credit; or
(vii)	any other act or omission to act or delay of
any kind by any Bank (including the Issuing Bank), the
Servicing Agent or any other Person or any other event or
circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of or defense to the Borrower's or the Bank's obligations
hereunder.
(e)	Indemnification; Expenses.
(i)	Borrower hereby indemnifies and holds
harmless each Bank (including each Issuing Bank) and the
Servicing Agent from and against any and all claims,
damages, losses, liabilities, costs or expenses which it may reasonably incur in connection with a Letter of Credit issued pursuant to this Section 2.18 (including any Letter of Credit which may be issued that does not meet the requirements of
Section 2.18(a)(ii)); provided that the Borrower shall not be required to indemnify any Bank, or the Servicing Agent, for
any claims, damages, losses, liabilities, costs or expenses, to the extent the same has been caused by the gross negligence
or willful misconduct of such Person.
(ii)	None of the Banks (including an Issuing
Bank) nor the Servicing Agent nor any of their officers or
directors or employees or agents shall be liable or
responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in Section 2.18(d) above;
provided that, notwithstanding Section 2.18(d), the Borrower shall have a claim for direct (but not consequential, punitive or any other indirect) damage suffered by it, to the extent
caused by (x) subject to the immediately following sentence, the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under any Letter
of Credit complied with the terms of such Letter of Credit or
(y) the Issuing Bank's failure to pay under any Letter of
Credit after the presentation to it of documents strictly
complying with the terms and conditions of the Letter of
Credit.  The parties agree that, with respect to documents
presented which appear on their face to be in substantial
compliance with the terms of a Letter of Credit, the Issuing
Bank may, in its sole discretion, either accept and make
payment upon such documents without responsibility for
further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon
such documents if such documents are not in strict
compliance with the terms of such Letter of Credit.
(iii)	Nothing in this subsection (e) is intended to
limit the obligations of the Borrower under any other
provision of this Agreement.  To the extent the Borrower
does not indemnify an Issuing Bank as required by this
subsection, the Banks agree to do so ratably in accordance
with their Commitments.
Section 2.19.  Stop Issuance Notice.  If the Required Banks
determine at any time that the conditions set forth in Section 3.02 would not be satisfied in respect of a Borrowing at such time, then the Required Banks may request that the Servicing Agent issue a
"Stop Issuance Notice", and the Servicing Agent shall issue such notice to each Issuing Bank.  Such Stop Issuance Notice shall be withdrawn upon a determination by the Required Banks that the circumstances giving rise thereto no longer exist. No Letter of
Credit shall be issued while a Stop Issuance Notice is in effect. The Required Banks may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in Section 3.02 are satisfied; provided that the Servicing Agent and the Issuing Banks may and shall conclusively rely on any Stop Issuance Notice while it remains in effect.  The absence of a Stop Issuance Notice at any time shall not affect the rights and obligations of the parties hereto at any time that the conditions set forth in Section 3.02 would not be satisfied in respect of a Borrowing at such time or create any implication that such conditions would be satisfied at such time.
ARTICLE 3
CONDITIONS
Section 3.01.  Effectiveness.  This Agreement shall become
effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):
(a)	receipt by the Administrative Agents of counterparts
hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agents in form satisfactory to them of written confirmation from such party of execution of a counterpart hereof by such party);
(b)	receipt by the Administrative Agents of an opinion of
Peter D. Bewley, Esq., General Counsel for the Borrower,
substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;
(c)	receipt by the Administrative Agents of an opinion of
Davis Polk & Wardwell, special counsel for the Administrative
Agents, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;
(d)	receipt by the Administrative Agents of all documents
the Administrative Agents may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agents; and
(e)	payment by the Borrower to the each Agent and to the
Servicing Agent for the account of each Bank a fee in the amounts heretofore mutually agreed upon.
provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 7, 2004. The Administrative
Agents shall promptly notify the Borrower and the Banks of the
Effective Date, and such notice shall be conclusive and binding on all parties hereto.
Section 3.02.  Borrowings and Letters of Credit Issuances.
The obligation of any Bank to make a Loan on the occasion of any
Borrowing and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions:
(a)	receipt by the Servicing Agent of a Notice of
Borrowing as required by Section 2.02 or 2.03 or a Notice of
Issuance as required by Section 2.18(b), as the case may be;
(b)	the fact that, immediately after such Borrowing or
Letter of Credit issuance, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the
Commitments;
(c)	the fact that, immediately before and after such
Borrowing or Letter of Credit issuance, no Default shall have occurred and be continuing; and
(d)	the fact that the representations and warranties of the
Borrower contained in this Agreement (other than the representation and warranty set forth in Section 4.04(c)) shall be true on and as of the date of such Borrowing or Letter of Credit issuance.
Each Borrowing or Letter of Credit issuance hereunder shall
be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or Letter of Credit issuance as to the facts specified in clauses (b), (c) and (d) of this Section.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
Section 4.01.  Corporate Existence and Power.  The
Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
Section 4.02.  Corporate and Governmental Authorization;
No Contravention.  The execution, delivery and performance by the
Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
Section 4.03.  Binding Effect.  This Agreement constitutes a valid and binding agreement of the Borrower, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.
Section 4.04.  Financial Information.
(a)	The consolidated balance sheet of the Borrower and its
Consolidated Subsidiaries as of June 30, 2004 and the related statements of consolidated earnings and consolidated cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower's 2004 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
(b)	The unaudited consolidated balance sheet of the
Borrower and its Consolidated Subsidiaries as of September 30,
2004 and the related unaudited statements of consolidated earnings and consolidated cash flows for the three months then ended, set forth in the quarterly report for the fiscal quarter ended September
30, 2004 as filed with the Securities and Exchange Commission on
Form 10-Q, a copy of which has been delivered to each of the
Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).
(c)	Since September 30, 2004, there has been no material
adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated
Subsidiaries (other than divestitures in connection with the repurchase of the Henkel KGaA shares), considered as a whole.
Section 4.05.  Litigation.  There is no action, suit or
proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its
Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or
which in any manner draws into question the validity of this
Agreement or the Notes.
Section 4.06.  Compliance with ERISA.  Each member of the
ERISA Group has fulfilled its obligations under the minimum
funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal
Revenue Code with respect to each Plan.  No member of the ERISA
Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any
Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue
Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of
ERISA.
Section 4.07.  Environmental Matters.  In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the
Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.
Section 4.08.  Taxes.  United States Federal income tax
returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended June 30, 1996.  The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any
Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
Section 4.09.  Subsidiaries.  Each of the Borrower's
corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
Section 4.10.  Full Disclosure.  All information heretofore
furnished by  the Borrower to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction
contemplated hereby is, and all such information hereafter furnished by the Borrower to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.
ARTICLE 5
COVENANTS
The Borrower agrees that, so long as any Bank has any
Credit Exposure hereunder:
Section 5.01. Information.  The Borrower will deliver to each of the Banks:
(a)	as soon as available and in any event within 90 days
after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of consolidated earnings and consolidated cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or
other independent public accountants of nationally recognized standing;
(b)	as soon as available and in any event within 45 days
after the end of each of the first three quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related statements of consolidated earnings and consolidated cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;
(c)	simultaneously with the delivery of each set of
financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.05 and Section 5.06 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)	within five days after any executive officer or financial
officer of the Borrower obtains knowledge of any Default, if such
Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(e)	promptly upon the mailing thereof to the stockholders
of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)	promptly upon the filing thereof, copies of all
registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the
Borrower shall have filed with the Securities and Exchange
Commission;
(g)	if and when any member of the ERISA Group (i) gives
or is required to give notice to the PBGC of any "reportable event"
(as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under
Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the  PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the
PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of  ERISA, a copy of such notice and other
information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of  ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;
(h)	 promptly following, and in any event within 10 days
of, any change in a senior unsecured long-term debt rating by S&P or Fitch, notice thereof; and
(i)	from time to time such additional information
regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.
Information required to be delivered pursuant to subsections
(a), (b), (e) or (f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the
Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to subsections 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in subsections (a), (b), (e) or (f) to any Bank if it requests such delivery.
Section 5.02.  Maintenance of Property; Insurance.  (a) The
Borrower will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted;
provided that nothing in this Section 5.02(a) shall prohibit the disposal of any material property if the Borrower in good faith determines that such disposal is in the best interest of the Borrower and is not materially disadvantageous to the Banks.
(b)	The Borrower will, and will cause each of its
Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective material properties in at least such amounts and against at least such risks
(and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.
Section 5.03.  Conduct of Business and Maintenance of
Existence. The Borrower will continue, and will cause each Material Subsidiary to continue, to engage in businesses of the same general types as are now conducted by the Borrower and its Material
Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03 shall prohibit (i) the merger of a Material Subsidiary into the Borrower or the merger or consolidation of a Material Subsidiary with or into another Person if the
corporation surviving such consolidation or merger is a Material Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Material Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.
Section 5.04.  Compliance with Laws.  The Borrower will
comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and
regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.
Section 5.05.  Consolidated Leverage Ratio.  The Borrower
will not permit the ratio of (i) Consolidated Debt, determined at any date, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters then ended on or most recently prior to such date, to be greater than (x) 3.25:1 for the period from the Effective Date through June 30, 2006 and (y) 3.00:1 for the period from July 1,
2006 through the Termination Date.
Section 5.06.  Negative Pledge.  Neither the Borrower nor
any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
(a)	Liens existing on the date of this Agreement securing
Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $25,000,000;
(b)	any Lien existing on any asset of any corporation at the
time such corporation becomes a Subsidiary and not created in contemplation of such event;
(c)	any Lien on any asset securing Debt incurred or
assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;
(d)	any Lien on any asset of any corporation existing at the
time such corporation is merged or consolidated with or into the
Borrower or a Subsidiary and not created in contemplation of such event;
(e)	any Lien existing on any asset prior to the acquisition
thereof by the Borrower or a Subsidiary and not created in
contemplation of such acquisition;
(f)	any Lien arising out of the refinancing, extension,
renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than any increase reflecting the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;
(g)	Liens arising in the ordinary course of its business
which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $200,000,000 and (iii)
do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;
(h)	Liens on cash and cash equivalents securing
Derivatives Obligations; provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed
$100,000,000; and
(i)	Liens not otherwise permitted by the foregoing clauses
of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth.
Section 5.07.  Consolidations, Mergers and Sales of Assets.
The Borrower will not (i) consolidate or merge with or into any other Person, (ii) sell, lease or otherwise transfer all or substantially all of the assets of the Borrower to any other Person or (iii) sell, lease or otherwise transfer, directly or indirectly, a substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person if (in the case of this clause (iii)) such sale will result in a material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.
Section 5.08.  Use of Proceeds.  The proceeds of the Loans
made under this Agreement will be used by the Borrower for general corporate purposes, including but not limited to payment of maturing commercial paper. None of such proceeds will be used, directly or indirectly, in violation of the Margin Regulations.
ARTICLE 6
DEFAULTS
Section 6.01.  Events of Default.  If one or more of the
following events ("Events of Default") shall have occurred and be continuing:
(a)	the Borrower shall fail to pay when due any principal
of any Loan or any Reimbursement Obligation, or shall fail to pay within five days of the due date thereof any interest, fees or any other amount payable hereunder;
(b)	the Borrower shall fail to observe or perform any
covenant contained in Section 5.05 to 5.08, inclusive;
(c)	the Borrower shall fail to observe or perform any
covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agents at the request of any Bank;
(d)	any representation, warranty, certification or statement
made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this
Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
(e)	the Borrower or any Subsidiary shall fail to make any
payment in respect of any Material Financial Obligations when due or within any applicable grace period;
(f)	any event or condition shall occur which results in the
acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;
(g)	the Borrower or any Material Subsidiary shall
commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(h)	an involuntary case or other proceeding shall be
commenced against the Borrower or any Material Subsidiary
seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(i)	any member of the ERISA Group shall fail to pay
when due an amount or amounts aggregating in excess of
$25,000,000 which it shall have become liable to pay under Title  IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the
PBGC shall institute proceedings under Title IV of ERISA to
terminate, to impose liability (other than for premiums under Section
4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;
(j)	a judgment or order for the payment of money in
excess of $25,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or
(k)	(x) any person or group of persons (within the meaning
of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule
13d-3 promulgated by the Securities and Exchange Commission
under said Act) of 30% or more of the outstanding shares of
common stock of the Borrower or (y) during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;
then, and in every such event, the Servicing Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the
Commitments and they shall thereupon terminate, and (ii) if
requested by Banks holding more than 50% of the aggregate
principal amount of the Loans, by notice to the Borrower declare the
Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without
presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Servicing Agent or the Banks, the Commitments
shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 6.02.  Notice of Default.  The Servicing Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
Section 6.03.  Cash Cover.  The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Servicing Agent upon the instruction of the
Required Banks, pay to the Servicing Agent an amount in
immediately available funds (which funds shall be held by the
Servicing Agent as collateral pursuant to arrangements satisfactory to it) equal to the aggregate amount available for drawing under all Letters of Credit outstanding at such time; provided that upon the occurrence of any Event of Default specified in Section 6.01(g) or
Section 6.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Servicing Agent or the Banks.
ARTICLE 7
THE AGENTS
Section 7.01.  Appointment and Authorization.  Each Bank
irrevocably appoints and authorizes the Administrative Agents and the Servicing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agents and the Servicing Agent by
the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.
Section 7.02.  Agents and Affiliates.  Citicorp USA, Inc. and
JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and
Citicorp USA, Inc. and JPMorgan Chase Bank, N.A. and their
respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the an Agent hereunder.
Section 7.03.  Action by Administrative Agents and Servicing
Agent.  The obligations of the Administrative Agents and Servicing
Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither the Administrative Agents nor the Servicing Agent shall be required to take any action with respect to any Default, except as expressly provided in Article
6.
Section 7.04.  Consultation with Experts.  The
Administrative Agents and the Servicing Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 7.05.  Liability of Administrative Agents and
Servicing Agent.  Neither the Administrative Agents nor the
Servicing Agent nor any of their respective affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.  Neither the Administrative Agents nor the Servicing Agent nor any of their respective affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agents; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.
Neither the Administrative Agents nor the Servicing Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
Section 7.06.  Indemnification.  Each Bank shall, ratably in accordance with its Credit Exposure, indemnify the Administrative
Agents, the Servicing Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense
(including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.
Section 7.07.  Credit Decision.  Each Bank acknowledges
that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
Section 7.08.  Successor Agents.  Any Agent may resign at
any time by giving written notice thereof to the Banks and the
Borrower.  Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of its appointment as
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, as the case may be, and the retiring
Agent shall be discharged from its duties and obligations hereunder.
After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.
Section 7.09.  Fees.  The Borrower shall pay to each Agent
for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.
Section 7.10.  Syndication Agents and Documentation
Agents. Nothing in this Agreement shall impose any duty or liability whatsoever on the Documentation Agents or the Syndication Agents
in their respective capacities as such.
ARTICLE 8
CHANGE IN CIRCUMSTANCES
Section 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Competitive Bid LIBOR Loan:
(a)	the Servicing Agent is advised by the Reference Banks
that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such
Interest Period, or
(b)	in the case of a Euro-Dollar Loan, Banks having 50%
or more of the aggregate amount of the Commitments advise the
Servicing Agent that the London Interbank Offered Rate, as
determined by the Servicing Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period,
the Servicing Agent shall forthwith give notice thereof to the
Borrower and the Banks, whereupon until the Servicing Agent
notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue to convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Servicing Agent at least two Business
Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a Euro-Dollar
Borrowing, such Borrowing shall instead be made as a Base Rate
Borrowing and (ii) if such affected Borrowing is a Competitive Bid
LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising
such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.
Section 8.02.  Illegality.  If, on or after the date of this
Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or
administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or
administration thereof, or compliance by any Bank (or its Euro-
Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any
Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Servicing
Agent, the Servicing Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Servicing Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar
Loans, shall be suspended.  Before giving any notice to the
Servicing Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  If such notice is given, each Euro-Dollar Loan of such Bank then
outstanding shall be converted into a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii)
immediately if such Bank shall determine that it may not lawfully continue to maintain and fund any such Loan as a Euro-Dollar Loan to such day.  Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.
Section 8.03.  Increased Cost and Reduced Return.  (a) If on
or after (x) the date hereof, in the case of any Committed Loan or
Letter of Credit or any obligation to make Committed Loans or issue or participate in Letters of Credit or (y) the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest
Period under Section 2.16) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable
Lending Office) or shall impose on any Bank (or its Applicable
Lending Office) or on the London interbank market any other
condition affecting its Fixed Rate Loans or the Letters of Credit, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect to Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable
Lending Office) of making or maintaining any Fixed Rate Loan or
Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Servicing Agent), the
Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.
(b)	If any Bank shall have determined that, after the date
hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law)
of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's
obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Servicing Agent), the Borrower shall pay to such Bank such additional amount or amounts as will
compensate such Bank (or its Parent) for such reduction.
(c)	Each Bank will promptly notify the Borrower and the
Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  A
certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
Section 8.04.  Taxes.  (a) For the purposes of this Section
8.04(a), the following terms have the following meanings:
"Taxes" means any and all present or future taxes, duties,
levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Servicing Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a
jurisdiction under the laws of which such Bank or the Servicing
Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each
Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.
"Other Taxes" means any present or future stamp or
documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.
(b)	Any and all payments by the Borrower to or for the
account of any Bank or the Servicing Agent hereunder or under any
Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Servicing Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Servicing Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.
(c)	The Borrower agrees to indemnify each Bank and the
Servicing Agent for the full amount of Taxes or Other Taxes
(including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section)
paid by such Bank or the Servicing Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Servicing Agent (as the case may be) makes demand therefor.
(d)	Each Bank organized under the laws of a jurisdiction
outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Servicing Agent with Internal Revenue Service form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such
Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.
(e)	For any period with respect to which a Bank has failed
to provide the Borrower or the Servicing Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such
Bank shall not be entitled to indemnification under Section 8.04(b)
or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such
Bank to recover such Taxes.
(f)	If the Borrower is required to pay additional amounts
to or for the account of any Bank pursuant to this Section, then such
Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.
Section 8.05.  Base Rate Loans Substituted for Affected Fixed
Rate Loans.  If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its
Euro-Dollar Loans, and in any such case the Borrower shall, by at least three Business Days' prior notice to such Bank through the
Servicing Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks.  If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar
Loan on the first day of the next succeeding Interest Period applicable to any related Euro-Dollar Loans of the other Banks.
Section 8.06.  Substitution of Bank.  If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agents, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.
ARTICLE 9
MISCELLANEOUS
Section 9.01.  Notices.  All notices, requests and other
communications to any party hereunder shall be in writing
(including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Servicing Agent or either Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex or facsimile number as such party may hereafter specify for the purpose by notice to the Servicing Agent,
Administrative Agents and the Borrower.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Servicing Agent under
Article 2 or Article 8 shall not be effective until received.
Section 9.02.  No Waivers.  No failure or delay by any Agent or Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 9.03.  Expenses, Documentary Taxes;
Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agents, including reasonable fees and disbursements of special counsel for the Administrative Agents, in connection with the preparation and administration of this
Agreement, any waiver or consent hereunder or any amendment
hereof or any Default or alleged Default hereunder and (ii) if an
Event of Default occurs, all out-of-pocket expenses incurred by the each Agent and Bank, including the reasonable fees and
disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.
(b)	The Borrower agrees to indemnify each Agent and
Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all
liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding
(whether or not such Indemnitee shall be designated a party thereto) brought or threatened, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.
Section 9.04.  Sharing of Set-Offs.  Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans and Letter of
Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness
hereunder.   The Borrower agrees, to the fullest extent it may
effectively do so under applicable law, that any holder of a participation in a Loan or Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-
off or counterclaim and other rights with respect to such
participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.
Section 9.05.  Amendments and Waivers.  Any provision of
this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the
Borrower and the Required Banks (and, if the rights or duties of any
Agent or Issuing Bank are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by each affected
Bank, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Letter of Credit Liabilities or any fees hereunder or (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Letter of Credit Liabilities or any fees hereunder or for the termination of any Commitment or
Letter of Credit; and provided further that, unless signed by all
Banks, no such amendment or waiver shall change the percentage of the Credit Exposures, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.
Section 9.06.  Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.
(b)	Any Bank may at any time grant to one or more banks
or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or Letter of Credit
Liabilities.  In the event of any such grant by a Bank of a
participating interest to a Participant, whether or not upon notice to the Borrower or any Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and
obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any
modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.16 or Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
(c)	Any Bank may at any time assign to one or more banks
or other institutions (each an "Assignee") all, or a proportionate part (equal to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor
Bank, with (and subject to) the subscribed consent of the Borrower, each Issuing Bank and the Administrative Agents, which shall not be unreasonably withheld; provided that, (i) if an Assignee is another
Bank or an affiliate of such transferor Bank, the subscribed consent of the Borrower shall not be required and the requirement that at least $5,000,000 be assigned shall not apply and (ii) if an Event of Default has occurred and is continuing, no such consent of the
Borrower shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such
transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the
consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agents and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Servicing Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Servicing Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.
(d)	Any Bank may at any time assign all or any portion of
its rights under this Agreement and its Note to a Federal Reserve
Bank. No such assignment shall release the transferor Bank from its obligations hereunder.
(e)	No Assignee, Participant or other transferee of any
Bank's rights shall be entitled to receive any greater payment under
Section 8.03 or Section 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
Section 9.07. Confidentiality. The Agents and each Bank agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower and its obligations,
(g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agents or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.08. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
Section 9.09.  Governing Law; Submission to Jurisdiction.
This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The
Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Section 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
Section 9.11.  WAIVER OF JURY TRIAL.  EACH OF THE
BORROWER, THE AGENTS AND THE BANKS HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL
BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.12. USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot
Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)
(the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.


IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
THE CLOROX COMPANY
By:
/s/ PETER D. BEWLEY

Name:
Peter D. Bewley

Title:
Senior Vice President -


General Counsel


By:
/s/ CHARLES R. CONRADI

Name:
Charles R. Conradi

Title:
Treasurer and Vice
President of Tax




Address:    1221
Broadway
		    Oakland,
California 94612
Attention:  Launy Senee,
	Assistant
Treasurer
Facsimile:  510-271-
6590
Taxpayer Identification Number:
31-0595760

Website:
www.clorox.com






CITICORP USA, INC.,
as a Bank, as Servicing Agent and as
Administrative Agent
By:
/s/ J. GREGORY DAVIS

Name:
J. Gregory Davis

Title
Vice President

Address:    2 Penns Way
		    Suite 200
                  New Castle,
DE 19720
Attention:  Tina Quezon
Facsimile:  302-894-
6037



JPMORGAN CHASE BANK, N.A.,
as a Bank and as Administrative
Agent
By:
/s/ WILLIAM RINDFUSS

Name:
William Rindfuss

Title:
Vice President




WACHOVIA BANK, as a Bank
By:
/s/ MARK S. SUPPLE

Name:
Mark S. Supple

Title:
Vice President




BANK OF AMERICA, N.A., as a Bank
By:
/s/ CASEY COSGROVE

Name:
Casey Cosgrove

Title:
Vice President




THE BANK OF TOKYO-MITSUBISHI,
LTD., SEATTLE BRANCH, as a
Bank
By:
/s/ JUNJI BAN

Name:
Junji Ban

Title:
General Manager




ING CAPITAL LLC, as a Bank
By:
/s/ WILLIAM B. REDMOND

Name:
William B. Redmond

Title:
Managing Director




BNP PARIBAS, as a Bank
By:
/s/ KATHERINE WOLF

Name:
Katherine Wolfe

Title:
Director

By:
/s/ SANDRA F. BERTRAM

Name:
Sandra F. Bertram

Title:
Vice President






CALYON NEW YORK BRANCH, as a
Bank
By:
/s/ DIANNE M. SCOTT

Name:
Dianne M. Scott

Title:
Managing Director

By:
/s/ F. FRANK HERRERA

Name:
F. Frank Herrera

Title:
Director




WILLIAM STREET COMMITMENT
CORPORATION, as a Bank
(Recourse only to assets of William Street
Commitment Corp)
By:
/s/ JENNIFER M. HILL

Name:
Jennifer M. Hill

Title:
Chief Financial Officer




THE BANK OF NEW YORK, as a Bank
By:
/s/ ELIZABETH T. YING

Name:
Elizabeth T. Ying

Title:
Vice President




BANCO BILBAO VIZCAYA
ARGENTARIA, S.A., as a Bank
By:
/s/ HECTOR O. VILLEGAS

Name:
Hector O. Villegas

Title:
Vice President
Global Corporate Banking


/s/ GIAMPAOLO CONSIGLIERE

Name:
Giampaolo Consigliere

Title:
Vice President
Global Trade Finance




WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Bank
By:
/s/ ROGER FLEISCHMANN

Name:
Roger Fleischmann

Title:
Senior Vice President




UNION BANK OF CALIFORNIA, N.A.,
as a Bank
By:
/s/ J. WILLIAM BLOORE

Name:
J. William Bloore

Title:
Vice President




U. S. BANK NATIONAL
ASSOCIATION, as a Bank
By:
/s/ GUY SHINAGAWA

Name:
Guy Shinagawa

Title:
Assistant Vice President




AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED, as a
Bank
By:
/s/ DAMODAR MENON

Name:
Damodar Menon

Title:
Director




SANPAOLO IMA S.P.A., as a Bank
By:
/s/ RENATO CARDUCCI

Name:
Renato Carducci

Title:
G.M.

By:
/s/ ROBERT WURSTER

Name:
Robert Wurster

Title:
S.V.P.




FIFTH THIRD BANK, as a Bank
By:
/s/ GARY S. LOSEY

Name:
Gary S. Losey

Title:
AVP - Relationship
Manager




THE NORTHERN TRUST COMPANY,
as a Bank
By:
/s/ CHRISTOPHER L. MCKEAN

Name:
Christopher L. McKean

Title:
Vice President





CHANG HWA COMMERCIAL BANK,
LTD., NEW YORK BRANCH, as a
Bank
By:
/s/ MING-HSIEN LIN

Name:
Ming-Hsien Lin

Title:
SVP & General Manager